EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Columbia Banking System, Inc. ("Columbia") and Pacific Continental Corporation ("Pacific Continental") and have been prepared to illustrate the effects of the merger involving Columbia and Pacific Continental under the acquisition method of accounting with Columbia treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Pacific Continental, as of the effective date of the merger, will be recorded by Columbia at their respective fair values and the excess of the merger consideration over the fair value of Pacific Continental’s net assets will be recorded to goodwill. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 is presented as if the merger with Pacific Continental had occurred on September 30, 2017. The unaudited pro forma condensed combined income statements for the year ended December 31, 2016 and the nine months ended September 30, 2017 are presented as if the merger had occurred on January 1, 2016. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.
In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, although the purchase price is indicative of the actual purchase price, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are subject to change and may vary from the actual values that will be recorded at the time the accounting for the merger is completed. Adjustments may include, but not be limited to, changes in (i) Pacific Continental’s balance sheet through the effective time of the merger; (ii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.
The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
Columbia's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included in Columbia's Annual Report on Form 10-K for the year ended December 31, 2016;

•	Columbia's separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2017;

•
Pacific Continental's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included in Pacific Continental's Annual Report on Form 10-K for the year ended December 31, 2016;

•	Pacific Continental's separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2017; and

•	the amended Form S-4 related to the merger of Columbia and Pacific Continental.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2017

	Columbia Historical	Pacific Continental Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
ASSETS	(in thousands)
Cash and cash equivalents	$322,694	$70,278	$(21,706)	A	$371,266
Securities available for sale at fair value	2,207,873	453,660	—		2,661,533
Federal Home Loan Bank stock, at cost	10,240	7,084	—		17,324
Loans held for sale	7,802	—	—		7,802
Loans, net of unearned income	6,512,006	1,882,842	(32,061)	B	8,362,787
Less: allowance for loan and lease losses	71,616	23,363	(23,363)	C	71,616
Loans, net	6,440,390	1,859,479	(8,698)		8,291,171
Interest receivable	36,163	6,502	—		42,665
Premises and equipment, net	143,351	19,302	8,600	D	171,253
Other real estate owned	3,682	9,900	642	E	14,224
Goodwill	382,762	60,790	324,524	F	768,076
Other intangible assets, net	13,845	8,179	41,421	G	63,445
Other assets	245,776	51,449	4,794	H	302,019
Total assets	$9,814,578	$2,546,623	$349,577		$12,710,778
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$8,341,717	$2,098,157	$(831)	I	$10,439,043
Federal Home Loan Bank advances	6,465	101,000	127	J	107,592
Subordinated debentures	—	34,167	1,511	K	35,678
Junior subordinated debentures	—	11,428	(11,428)	L	—
Securities sold under agreements to repurchase	40,933	2,031	—		42,964
Other liabilities	97,035	9,262	21,050	M	127,347
Total liabilities	8,486,150	2,256,045	10,429		10,752,624
Shareholders’ equity:
Common stock	1,003,887	205,961	423,765	N	1,633,613
Retained earnings	330,474	85,286	(85,286)	O	330,474
Accumulated other comprehensive income	(5,933)	(669)	669	P	(5,933)
Total shareholders’ equity	1,328,428	290,578	339,148		1,958,154
Total liabilities and shareholders’ equity	$9,814,578	$2,546,623	$349,577		$12,710,778

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2017
The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2017 presents the consolidated financial results as if the merger had occurred on January 1, 2016.

	Columbia Historical	Pacific Continental Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
Interest Income	(in thousands except per share amounts)
Loans	$228,340	$71,282	4,809	Q	$304,431
Taxable securities	29,172	6,819	—		35,991
Tax-exempt securities	8,125	1,510	—		9,635
Other	268	335	—		603
Total interest income	265,905	79,946	4,809		350,660
Interest Expense
Deposits	2,778	3,597	(194)	R	6,181
Federal Home Loan Bank advances	979	1,205	(21)	S	2,163
Subordinated debentures	—	1,735	(59)	T	1,676
Other borrowings	383	294	—		677
Total interest expense	4,140	6,831	(274)		10,697
Net Interest Income	261,765	73,115	5,083		339,963
Provision for loan and lease losses	5,304	3,725	—		9,029
Net interest income after provision for loan and lease losses	256,461	69,390	5,083		330,934
Noninterest Income
Deposit account and treasury management fees	22,368	2,119	—		24,487
Card revenue	18,660	968	—		19,628
Financial services and trust revenue	8,520	—	—		8,520
Loan revenue	9,736	—	—		9,736
Merchant processing revenue	4,283	—	—		4,283
Bank owned life insurance	4,003	675	—		4,678
Change in FDIC loss-sharing asset	(447)	—	—		(447)
Gain on sale of merchant card services portfolio	14,000	—	—		14,000
Other	4,938	2,788	—		7,726
Total noninterest income	86,061	6,550	—		92,611
Noninterest Expense
Compensation and employee benefits	119,201	25,830	(3)	U	145,028
Occupancy	22,853	3,929	(968)	V	25,814
Merchant processing expense	2,196	—	—		2,196
Advertising and promotion	2,923	1,299	(201)	W	4,021
Data processing	13,071	3,137	(539)	X	15,669
Legal and professional fees	9,196	1,789	(1,587)	Y	9,398
Taxes, licenses, and fees	3,494	—	(3)	Z	3,491
Regulatory premiums	2,299	989	—		3,288
Net cost of operation of other real estate owned	422	20	—		442
Amortization of intangibles	3,786	802	5,285	AA	9,873
Merger related expense	—	1,429	(1,429)	AB	—
Other	25,949	3,044	(280)	AC	28,713
Total noninterest expense	205,390	42,268	275		247,933
Income before provision for income taxes	137,132	33,672	4,808		175,612
Income tax provision	40,032	11,370	1,683	AD	53,085
Net Income	$97,100	$22,302	$3,125		$122,527
Per Common Share
Earnings basic	$1.67	$0.98			$1.70
Earnings diluted	$1.67	$0.97			$1.70
Dividends declared per common share	$0.66	$0.33			$0.66
Weighted average number of common shares outstanding	57,459	22,719	(8,077)	AE	72,101
Weighted average number of diluted common shares outstanding	57,465	22,881	(8,239)	AF	72,107
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE
YEAR ENDED DECEMBER 31, 2016
The unaudited pro forma condensed combined statement of income for the year ended December 31, 2016 presents the consolidated financial results as if the merger had occurred on January 1, 2016.

	Columbia Historical	Pacific Continental Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
Interest Income	(in thousands except per share amounts)
Loans	$291,465	$80,104	6,412	Q	$377,981
Taxable securities	35,167	7,743	—		42,910
Tax-exempt securities	11,121	1,942	—		13,063
Other	216	154	—		370
Total interest income	337,969	89,943	6,412		434,324
Interest Expense
Deposits	3,134	3,848	$(382)	R	6,600
Federal Home Loan Bank advances	671	954	(21)	S	1,604
Subordinated debentures	—	1,143	(78)	T	1,065
Other borrowings	545	287	—		832
Total interest expense	4,350	6,232	(481)		10,101
Net Interest Income	333,619	83,711	6,893		424,223
Provision for loan and lease losses	10,778	5,450	—		16,228
Net interest income after provision for loan and lease losses	322,841	78,261	6,893		407,995
Noninterest Income
Deposit account and treasury management fees	28,500	2,876	—		31,376
Card revenue	23,620	1,214	—		24,834
Financial services and trust revenue	11,266	—	—		11,266
Loan revenue	10,967	—	—		10,967
Merchant processing revenue	8,732	—	—		8,732
Bank owned life insurance	4,546	702	—		5,248
Investment securities gains, net	1,181	373	—		1,554
Change in FDIC loss-sharing asset	(2,585)	—	—		(2,585)
Other	1,855	2,652	—		4,507
Total noninterest income	88,082	7,817	—		95,899
Noninterest Expense
Compensation and employee benefits	150,282	31,873	—		182,155
Occupancy	33,734	4,742	(30)	V	38,446
Merchant processing expense	4,330	—	—		4,330
Advertising and promotion	4,598	2,049	—		6,647
Data processing	16,488	3,709	—		20,197
Legal and professional fees	7,889	3,297	(476)	Y	10,710
Taxes, licenses, and fees	5,185	—	—		5,185
Regulatory premiums	3,777	1,089	—		4,866
Net cost (benefit) of operation of other real estate owned	551	(36)	—		515
Amortization of intangibles	5,946	685	8,333	AA	14,964
Merger related expense	—	4,934	—		4,934
Other	28,362	4,251	—		32,613
Total noninterest expense	261,142	56,593	7,827		325,562
Income before provision for income taxes	149,781	29,485	(934)		178,332
Income tax provision	44,915	9,709	(327)	AD	54,297
Net Income	$104,866	$19,776	$(607)		$124,035

Per Common Share
Earnings basic	$1.81	$0.96			$1.73
Earnings diluted	$1.81	$0.95			$1.73
Dividends declared per common share	$1.53	$0.44			$1.53
Weighted average number of common shares outstanding	57,184	20,611	(5,969)	AE	71,826
Weighted average number of diluted common shares outstanding	57,193	20,790	(6,148)	AF	71,835

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Note 1—Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting giving effect to the merger involving Columbia and Pacific Continental. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the merger been consummated at September 30, 2017 or the results of operations had the merger been consummated at January 1, 2016, nor is it necessarily indicative of the results of operation in future periods or the future financial position of the combined entities. The merger was completed on November 1, 2017. The merger consideration included the issuance of approximately $637.1 million in equity consideration as well as cash consideration of approximately $32 thousand.
Under the acquisition method of accounting, the assets and liabilities of Pacific Continental will be recorded at the respective fair values on the merger date. The fair value on the merger date represents management’s best estimates based on available information and facts and circumstances in existence on the merger date. Although the purchase price is indicative of the actual purchase price, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information is subject to change and may vary from the actual purchase price allocation that will be recorded when the accounting for the merger is completed. Adjustments may include, but not be limited to, changes in (i) Pacific Continental’s balance sheet through the effective time of the merger; (ii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.
The accounting policies of both Columbia and Pacific Continental are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.
Note 2—Estimated Merger and Integration Costs
In connection with the merger, the plan to integrate Columbia’s and Pacific Continental’s operations is still being developed. Over the next several months, the specific details of these plans will continue to be refined. Columbia and Pacific Continental are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems, supply chain methodologies, and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of Pacific Continental’s employees, vacating Pacific Continental’s leased premises, changing information systems, canceling contracts between Pacific Continental and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment owned by Pacific Continental. Additionally, as part of our formulation of the integration plan, certain actions regarding existing Columbia information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts, and involuntary termination of personnel may be taken. Columbia expects to incur merger-related expenses including system conversion costs, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition costs are recognized separately from a business combination and generally will be expensed as incurred. Our current estimate for merger related costs is approximately $30 million and we expect they will be incurred in 2017 and the first quarter of 2018.
Note 3—Estimated Annual Cost Savings
Columbia expects to realize approximately $19 million in annual pre-tax cost savings following the merger, which management expects to be phased-in over a two-year period, but there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the presented pro forma financial information.

Note 4—Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 35% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.
Notes to Pro Forma Balance Sheet Adjustments
(dollars in thousands)

A. Adjustment to cash and cash equivalents

To reflect cash used to settle Pacific Continental equity awards.	$(7,674)
To reflect cash payment in lieu of Pacific Continental fractional shares.	(32)
To reflect cash used to redeem Pacific Continental junior subordinated debentures.	(14,000)
$(21,706)

B. Adjustment to loans, net of unearned income

To reflect estimated fair value at merger date. The adjustment to loans reflects an estimate of fair value based upon current interest rates for similar loans and expected losses in the acquired loan portfolio, based on third party estimates.	$(32,061)

C. Adjustment to allowance for loan and lease losses

To remove Pacific Continental allowance at merger date as the credit risk is contemplated in the fair value adjustment in adjustment B above.	$(23,363)

D. Adjustment to premises and equipment

To reflect estimated fair value of Pacific Continental land at merger date, based on third-party estimates.	$4,400
To reflect estimated fair value of Pacific Continental buildings at merger date, based on third-party estimates. The estimated useful life of the buildings is 39 years.	4,200
$8,600

E. Adjustment to other real estate owned

To reflect estimated fair value of Pacific Continental other real estate owned at merger date, based on third-party estimates.	$642

F. Adjustment to goodwill

To reverse Pacific Continental Goodwill on the books.	$(60,790)
To reflect the goodwill associated with the Pacific Continental merger.	385,314
$324,524

G. Adjustment to core deposit intangible ("CDI")

To reverse Pacific Continental CDI on the books	$(8,179)
To record the estimated fair value of acquired identifiable intangible assets, based on third-party estimates. Core deposits were identified as the demand, savings and money market accounts. The acquired core deposit intangible will be amortized over 10 years using a sum-of-the-years-digits method.	49,600
$41,421

H. Adjustment to other assets

To reflect deferred tax asset created in the merger.		$4,794
Deferred tax asset is calculated as follows:
Adjustment to loans	$(32,061)
Adjustment to allowance for loan and lease losses	23,363
Adjustment for unfavorable lease contracts	(790)
Adjustment to Federal Home Loan Bank advances	(127)
Adjustment to subordinated debentures	(1,511)
Adjustment to junior subordinated debentures	(2,572)
Subtotal for fair value adjustments	(13,698)
Calculated deferred tax asset at Columbia's estimated statutory rate of 35%	$4,794
I. Adjustment to deposits

To reflect estimated fair value at merger date based on current market rates for similar products. This adjustment will be accreted into income over the estimated lives of the deposits, ranging between 5 months and 6 years.	$(831)
J. Adjustment to Federal Home Loan Bank advances

To reflect estimated fair value of Federal Home Loan Bank advances.	$127
K. Adjustment to subordinated debentures

To reverse Pacific Continental subordinated debentures debt issuance costs on the books.	$833
To reflect estimated fair value of Pacific Continental subordinated debentures.	678
$1,511
L. Adjustment to junior subordinated debentures

To reflect cash redemption of Pacific Continental junior subordinated debentures.	$(14,000)
To reverse Pacific Continental valuation mark on junior subordinated debentures on the books.	2,572
$(11,428)
M. Adjustments to other liabilities

To reflect unfavorable lease contracts.		$790
To reflect settlement of cash-settled stock appreciation rights.		(329)
To reflect reversal of straight-line lease liability.		(457)
To reflect deferred tax liability created in the merger.		21,046
		$21,050
The deferred tax liability is calculated as follows:
Adjustment to straight-line lease liability	$457
Adjustment to premises and equipment	8,600
Adjustment to other real estate owned	642
Adjustment to deposits	831
Adjustment to core deposit intangible, net	49,600
Subtotal for fair value adjustments	60,130
Calculated deferred tax liability at Columbia's estimated statutory rate of 35%	$21,046
N. Adjustments to common stock

To eliminate historical Pacific Continental common stock.	$(205,961)
To reflect settlement of Pacific Continental equity awards.	(7,345)
To reflect the issuance of Columbia common stock to Pacific Continental shareholders.	637,071
$423,765
O. Adjustment to retained earnings

To eliminate historical Pacific Continental retained earnings.	$(85,286)
P. Adjustment to accumulated other comprehensive income

To eliminate historical Pacific Continental accumulated other comprehensive income.	$669

Income Statements
(dollars and shares in thousands)

Material nonrecurring charges which result directly from the merger which will be included in the income of Columbia within 12 months of the closing were not included in the pro forma income statement. The estimated amount of these charges is $30 million.

		Nine months Ended September 30, 2017	Year Ended December 31, 2016
Q.	Adjustment to loan interest income
	To reflect accretion of loan discount resulting from loan fair value pro forma adjustment based on weighted average remaining life of five years.	$4,809	$6,412

R.	Adjustment to deposit interest expense
	To reflect amortization of deposit premium resulting from deposit fair value pro forma adjustment based on remaining life of time deposits.	$(194)	$(382)

S.	Adjustment to Federal Home Loan Bank (FHLB) advances interest expense
	To reflect amortization of FHLB advance premiums resulting from fair value pro forma adjustment based on remaining months until maturity ranging from 13 - 57 months.	$(21)	$(21)

T.	Adjustment to subordinated debentures
	To reflect amortization of subordinated debentures premium resulting from fair value pro forma adjustment based on remaining life of subordinated debentures.	$(59)	$(78)

U.	Adjustment to compensation and employee benefits
	To remove direct incremental costs of the merger incurred by Columbia.	$(3)	$—

V.	Adjustments to occupancy
	To reflect additional depreciation expense resulting from premises and equipment pro forma adjustment based on estimated useful life of buildings of 39 years.	$81	$108
	To remove direct, incremental costs of the merger incurred by Columbia.	(945)	—
	To reflect the net premium amortization and discount accretion of favorable and unfavorable leases based on the remaining term of the leases.	(104)	(138)
		$(968)	$(30)

W.	Adjustment to advertising and promotion
	To remove direct incremental costs of the merger incurred by Columbia.	$(201)	$—

X.	Adjustment to data processing
	To remove direct incremental costs of the merger incurred by Columbia.	$(539)	$—

Y.	Adjustment to legal and professional
	To remove direct incremental costs of the merger incurred by Columbia and Pacific Continental.	$(1,587)	$(476)

Z.	Adjustment to taxes, licenses, and fees
	To remove direct incremental costs of the merger incurred by Columbia.	$(3)	$—

AA.	Adjustment to amortization of intangibles
	To remove historical CDI amortization from Pacific Continental.	$(802)	$(685)
	To reflect amortization of acquired intangible assets based on amortization period of 10 years and using the sum-of-the-years-digits method of amortization.	6,087	9,018
		$5,285	$8,333

AB.	Adjustment to merger related expense
	To remove direct incremental costs of the merger incurred by Pacific Continental.	$(1,429)	$—

AC.	Adjustment to other noninterest expense
	To remove direct incremental costs of the merger incurred by Columbia.	$(280)	$—

AD.	Adjustment to income tax provision
	To reflect the income tax effect of pro forma adjustments Q - AC at Columbia's estimated statutory tax rate of 35%.	$1,683	$(327)

AE.	Adjustments to weighted average number of common shares outstanding		(8,077)	(5,969)
	Adjustment to nine months ended September 30, 2017 calculated as follows:
	Removal of Pacific Continental weighted average number of common shares outstanding for the nine months ended September 30, 2017	(22,719)
	Columbia shares issued to Pacific Continental shareholders	14,642
	Adjustment to weighted average number of common shares outstanding for the nine months ended September 30, 2017
	Adjustment to year ended December 31, 2016 calculated as follows:
	Removal of Pacific Continental weighted average number of common shares outstanding for the year ended December 31, 2016	(20,611)
	Columbia shares issued to Pacific Continental shareholders	14,642
	Adjustment to weighted average number of common shares outstanding for the year ended December 31, 2016

AF.	Adjustments to weighted average number of diluted common shares outstanding		(8,239)	(6,148)
	Adjustment to nine months ended September 30, 2017 calculated as follows:
	Removal of Pacific Continental weighted average number of diluted common shares outstanding for the nine months ended September 30, 2017	(22,881)
	Columbia shares issued to Pacific Continental shareholders	14,642
	Adjustment to weighted average number of diluted common shares outstanding for the nine months ended September 30, 2017
	Adjustment to year ended December 31, 2016 calculated as follows:
	Removal of Pacific Continental weighted average number of diluted common shares outstanding for the year ended December 31, 2016	(20,790)
	Columbia shares issued to Pacific Continental shareholders	14,642
	Adjustment to weighted average number of diluted common shares outstanding for the year ended December 31, 2016

Note 5—Preliminary Purchase Price Information

The unaudited pro forma condensed combined financial information reflects the transfer of approximately $637.1 million in equity consideration as well as $32 thousand in cash consideration. The equity consideration transferred was measured at fair value on the acquisition date of November 1, 2017. The merger will be accounted for using the acquisition method of accounting; accordingly the consideration transferred, acquired assets (including identifiable intangible assets) and liabilities are recorded at their respective estimated fair values as of the merger date. The fair value estimates summarized in the following table are preliminary and subject to change.

September 30, 2017
(in thousands)
Cash paid to Pacific Continental shareholders in lieu of fractional shares	$32
Columbia common stock exchanged with Pacific Continental common shareholders	637,071
Total purchase price	637,103

Fair value of assets acquired:
Cash and cash equivalents	56,278
Securities available for sale	453,660
Federal Home Loan Bank stock	7,084
Loans, net of unearned income	1,850,781
Interest receivable	6,502
Premises and equipment	27,902
Other real estate owned	10,542
Core deposit intangible	49,600
Other assets	56,243
Total assets acquired	2,518,592
Fair value of liabilities assumed:
Deposits	2,097,326
FHLB advances	101,127
Subordinated debentures	35,678
Junior subordinated debentures	—
Securities sold under agreements to repurchase	2,031
Other liabilities	30,641
Total liabilities assumed	2,266,803
Fair value of net assets acquired	251,789
Goodwill	$385,314